UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 11, 2012

NeoMagic Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2372-A Qume Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         (408) 428-9725

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

As of January 11, 2011, NeoMagic Corporation (the "Company") entered into a Stock Purchase Agreement ( the "SPA") with Bluestone Financial Ltd. ("Bluestone”), Mediastone LLC (“Mediastone”), Syed Zaidi (“Zaidi”), Charlotte Willson (“Willson”) and certain additional accredited investors (collectively, the "Investors"),  pursuant to which the Company sold, and the Investors purchased, an aggregate of 6,000,000 shares of Common Stock at $0.01 per share (the “Securities”), for a total consideration of $60,000.00 paid by the Investors effective January 11, 2012 through January 16, 2012. The Company will use the proceeds for general corporate purposes.

Pursuant to Rule 13d-3 (“Rule 13d-3”) promulgated under the Securities Exchange Act of 1934, as amended, Mr. David Tomasello is deemed to be the beneficial owner of the Securities purchased by Bluestone under the SPA. Mr. Tomasello is Chairman of NeoMagic’s Board of Directors.  Mr. Jorge Granier-Phelps is deemed to be the beneficial owner of the Securities purchased by Mediastone under the SPA. Mr. Granier-Phelps is a member of NeoMagic’s Board of Directors. Mr. Zaidi, who also participated as an investor, is NeoMagic’s President and Chief Executive Officer and a member of its Board of Directors. Ms. Willson, who also participated as an investor, is NeoMagic’s Vice President of Finance and Principal Accounting Officer. Also participating as investors are two additional NeoMagic employees.

Pursuant to the SPA, at the discretion of the Company, the Company may conduct one or more subsequent closings (each a “Subsequent Closing” and collectively with the Initial Closing, the “Closings” and each individually, a “Closing”) within 150 days of the Initial Closing Date for the sale and issuance of up to an aggregate of 16,000,000 unregistered shares of its Common Stock, $.001 par value per share, under the Closings for an aggregate consideration of $160,000.00.  Subject to the terms and conditions hereof, on the closing date of each Subsequent Closing (each a “Subsequent Closing Date”) the Company will issue and sell to each additional Investor, and each additional Investor will purchase, the Stock specified opposite the name of each such Investor added to Exhibit A to the SPA.  Any such Investor shall become a party to the SPA, and shall have the rights and obligations thereunder.

The SPA also contains certain "piggy-back" registration rights, which require the Company to use all reasonable efforts to register the Securities when and if it files a registration statement under the Securities Act of 1933, as amended (the "Act"), other than for an underwritten public offering or on a Form S-8 or S-4 registration statement with respect to employee stock options, employee benefits plans or acquisitions.

The foregoing description of the principal terms of the SPA is a general description only, does not purport to be complete and is qualified in its entirety by reference to the terms of the SPA attached hereto as Exhibit 10.37, which is incorporated herein by this reference.

ITEM 3.02   Unregistered Sales of Equity Securities.

Pursuant to the SPA, the initial closing of the sale of the Securities was on January 11, 2012, and the Company may conduct subsequent closings for the sale and issuance of up to an aggregate of 16,000,000 unregistered shares of its Common Stock, $.001 par value per share, under the Closings for an aggregate consideration of $160,000.00.

All of the shares will be issued by the Company without registration, pursuant to the exemption provided by Section 4(2) of the Act, and the rules and regulations promulgated thereunder, including Rule 505 of Regulation D, based, in part, on representations by the purchasers that they are "accredited investors". The shares cannot be re-sold unless they are hereafter registered or sold pursuant to an exemption from registration.

The Company claims an exemption from the registration requirements of the Act for the issuance of common stock underlying the warrants pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 7.01   Regulation FD Disclosure.

On January 17, 2012, the Company issued a press release regarding the sale of the Securities, which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 to Form 8-K, the information set forth in this Item 7.01 and in the attached press release is deemed to be “furnished” and is not deemed to be “filed” for purposes of the Exchange Act.

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ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 17, 2011
10.37	Form of Securities Purchase Agreement dated January 11, 2012 by and between the Company and certain Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date:	January 17, 2012	/s/ Syed Zaidi
SYED ZAIDI
President and Chief Executive Officer

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